Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact: Paul G. Van Wagenen

(713) 297-5000

POGO CLOSES SALE OF NORTHROCK RESOURCES

HOUSTON, TX, August 14, 2007 — Pogo Producing Company (NYSE: PPP) today announced that it has closed the previously announced sale of its wholly-owned subsidiary, Northrock Resources Ltd. (“Northrock”), to Abu Dhabi National Energy Company PJSC (“TAQA”) for approximately $2.0 billion in cash.

On a pro forma basis Pogo will have a:

•                  focused onshore U.S. asset base with proven reserves of approximately 1.3 tcfe with approximately 81% in the Western U.S. Division (includes 720 bcfe in the Permian Basin and Texas Panhandle, 244 bcfe in the Rockies and 101 bcfe in the San Juan Basin) and 19% in the onshore Gulf Coast Division, including 180 bcfe in south Texas;

•                  reserves mix that is 65% natural gas; and

•                  reserves life of 12 years.

Also as previously announced, on July 17, 2007, Pogo entered into a definitive merger agreement to be acquired by Plains Exploration & Production Company (NYSE: PXP) in a stock and cash transaction. Under the terms of the agreement, Pogo stockholders will receive (on an aggregate basis) 0.68201 shares of PXP common stock and $24.88 of cash for each share of Pogo common stock. Pogo stockholders will have the right to elect to receive cash or stock, subject to proration if either the cash or stock election is oversubscribed.  The transaction, which is subject to stockholder approval from both companies, closing of the Northrock disposition, and other customary conditions, is expected to close in the fourth quarter of 2007.

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Pogo Producing Company explores for, develops and produces oil and natural gas. Headquartered in Houston, Pogo owns approximately 1,900,000 gross leasehold acres in major oil and gas provinces in the United States, 6,354,000 acres in New Zealand and 1,480,000 acres in Vietnam. Pogo common stock is listed on the New York Stock Exchange under the symbol “PPP.”

This release includes statements of current expectations, including the expected closing of the merger with PXP, that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits cannot be fully realized.  Pogo discusses risks and uncertainties associated with its business in reports it files with the Securities and Exchange Commission and disclaims any responsibility to update these forward-looking statements.

ADDITIONAL INFORMATION

PXP AND POGO WILL FILE A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING PXP, POGO AND THE MERGER. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF PXP SEEKING THEIR APPROVAL OF THE ISSUANCE OF SHARES OF PXP STOCK TO BE USED AS MERGER CONSIDERATION AND TO POGO’S STOCKHOLDERS SEEKING THEIR APPROVAL OF THE MERGER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY PXP AND POGO WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

The definitive joint proxy statement/prospectus and such other documents (relating to PXP) may also be obtained for free from PXP by directing a request to Plains Exploration & Production Company, 700 Milam, Suite 3100, Houston, Texas 77002, Attention: Joanna Pankey; Telephone: (713) 579-6000, E-mail: JPankey@pxp.com.

The definitive joint proxy statement/prospectus and such other documents (relating to Pogo) may also be obtained for free from Pogo by directing a request to Pogo Producing Company, 5 Greenway Plaza, Suite 2700, Houston, TX 77046, Attention: Clay Jeansonne; Telephone: (713) 297-5000, E-mail: Jeansonc@pogoproducing.com.

PXP, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from PXP’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition will be contained in the joint proxy statement/prospectus when it is filed. Information concerning beneficial ownership of PXP stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

Pogo, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Pogo’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition will be contained in the joint proxy statement/prospectus when it is filed. Information concerning beneficial ownership of Pogo common stock by its directors and certain executive officers is included in its proxy statement dated April 20, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.